UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2015
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 12, 2015, Qorvo, Inc. (the “Company”) and certain material domestic subsidiaries of the Company (the “Guarantors”) entered into the Second Amendment to that certain Credit Agreement, dated as of April 7, 2015 (and amended by the First Amendment dated as of June 5, 2015), by and between the Company, the Guarantors, Bank of America, N.A., as administrative agent, swing line lender, and L/C issuer, and a syndicate of lenders (the “Second Amendment”). The Second Amendment, among other things: (i) increases the size of certain negative covenant “basket” carve-outs and the threshold for certain negative covenant incurrence-based permissions, in each case allowing the Company more flexibility to incur debt, make investments and effect dividends, stock repurchases or similar equity payments; and (ii) raises the financial covenant threshold of the consolidated leverage ratio test from 2.50 to 1.00 to 3.00 to 1.00, allowing the Company to incur more debt without creating a financial covenant default. The foregoing summary of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Item 8.01.    Other Events.

On November 13, 2015, the Company issued a press release announcing the pricing of its offering of $1 billion in aggregate principal amount of its senior notes maturing in 2023 and 2025. A copy of this press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1
Second Amendment to Credit Agreement, dated as of November 12, 2015 by and between Qorvo, Inc., certain of its material domestic subsidiaries, Bank of America, N.A. as administrative agent, swing line lender, and L/C issuer, and a syndicate of lenders

99.1	Press release, dated November 13, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer

Date:    November 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1
Second Amendment to Credit Agreement, dated as of November 12, 2015 by and between Qorvo, Inc., certain of its material domestic subsidiaries, Bank of America, N.A. as administrative agent, swing line lender, and L/C issuer, and a syndicate of lenders

99.1	Press release, dated November 13, 2015